SECURITY AGREEMENT
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     AGREEMENT,  dated  as of August 20, 2005, between GLOBAL REALTY DEVELOPMENT
CORP, its successors and assigns, a Delaware corporation, having its principal offices at 11555 Heron Bay Boulevard, Suite 200, Coral Springs, Florida 33076, USA (hereinafter referred to as the "Debtor"), and Sapphire Developments Limited and/or its successors and assignees, having its principal offices at 60 Market Square, P.O. Box 364, Belize City, Belize (hereinafter referred to as the "Secured Party"). The term Debtor shall refer collectively to all subsidiaries of Debtor whether wholly or majority owned by Debtor.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, as of the date of this Agreement, the Secured Party agreed to loan to Debtor Three Million Two Hundred Thousand Australian dollars (AUD$3,200,000) in the aggregate, which is evidenced by a Secured Promissory Note (the "Note") in such amount as attached hereto as Exhibit A; and

     WHEREAS, in order to induce the Secured Party to accept the Note, Debtor has agreed to secure payment of the Note by the provision of shares of restricted common stock of the Debtor (the "Collateral") within ninety (90) days of the date hereof in accordance with the provisions of the certain Pledge and Escrow Agreement entered into simultaneously herewith, a copy of which is annexed hereto as Exhibit B. All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Uniform Commercial Code as in effect in the State of New York (the "UCC");

     NOW THEREFORE, in consideration of Ten Dollars ($10.00), and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. OBLIGATIONS. The term "Obligation" as used in this Agreement shall mean all principal and interest due or to become due under the aforesaid Note due or to become due, now existing or hereafter arising.

        2. CREATION OF THE SECURITY INTEREST. Debtor or its designee (the ("Pledging Party") hereby grants to the Secured Party a first priority security interest in all of the right, title and interest of the Pledging Party in and to the Collateral, to the extent available, to secure the full and prompt payment and performance of all of the Obligations. In the event that certain of the Collateral is encumbered prior to the date hereof by a validly filed security interest held by an unaffiliated third party, the Pledging Party hereby grants to the Secured Party a general security interest on such Collateral.

        3. DEBTOR'S OBLIGATIONS TO PAY. Debtor shall pay and perform all of the Obligations of Debtor to the Secured Party as the same may become due according to their terms. Debtor shall be liable for, and shall reimburse to the Secured Party, all expenses, including reasonable attorneys' fees and state filing fees incurred or paid in connection with establishing, perfecting, maintaining, protecting or enforcing any of Secured Party's rights and remedies hereunder.

        4.    INTENTIONALLY LEFT BLANK.

        5. FILING AND RECORDING. Debtor, at its own cost and expense, shall execute and deliver to Secured Party any financing statements, and shall procure for Secured Party any other documents, necessary or appropriate to protect the security interest granted to Secured Party hereunder against the rights and interests of third parties, and shall cause the same to be duly recorded and filed in all places necessary to perfect the security interest of Secured Party in the Collateral. In the event that any recording or re-filing thereof (or filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such security interest, Debtor, at its own cost and expense, shall cause the same to be re-recorded and/or re-filed at the time and in the manner requested by Secured Party. The Pledging Party hereby authorizes Secured Party to file or re-file any financing statements or continuation statements with respect to the security interest granted pursuant to this Agreement which at any time may be required or appropriate, although the same may have been executed only by Secured Party, and to execute such financing statement on behalf of the Pledging Party. The Pledging Party hereby irrevocably designates Secured Party, its agents, representatives and designees, as agent and at-torney-in-fact for the Pledging Party for the aforesaid purposes.

        6. DEFAULT. The occurrence of any one or more of the following events (hereinafter referred to as "Events of Default") shall constitute a default hereunder, whether such occurrence is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental authority:

          (a)      If   the   Debtor  shall  default  in   the  payment  of  any
          principal or interest due under the Note;

          (b) If Debtor shall admit in writing its inability to pay its debts generally as they become due; file a peti-tion for relief under the bankruptcy laws or a petition to take advantage of any insolvency act; make an assign-ment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if Debtor shall be adjudged a bankrupt or insolvent, or a court of competent jurisdiction shall enter any order, judgment or decree appointing a receiver, trustee, liquidator or con-servator of Debtor or of the whole or any substantial part of the property of Debtor or approves a petition filed against Debtor seeking reorganization or similar relief under the Federal Bankruptcy Laws or any other ap-plicable law or statute of the United States or any State or similar laws promulgated in the Commonwealth of Australia; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent juris-diction shall assume custody or control of Debtor or the whole or any substantial part of its property; or if there is commenced against Debtor any proceeding for any of the foregoing relief; or if Debtor by any act indi-cates its consent to, approval of, or acquiescence in any such proceeding; or

          (c) If, without the prior written consent of the Secured Party, all or any part of the Collateral shall be sold, transferred or assigned, or shall be further encumbered, hypothecated, mortgaged, or made subject to any other lien or security interest which: (1) did not exist at the time of this Security Agreement; and (2) was not disclosed in writing to the Secured Party prior to the date of this Security Agreement; provided, however, that with respect to any encumbrance, hypothecation, mortgage, or other lien or security interest, that either (i) such encumbrance, hypothecation, mortgage, or other lien or security interest is not removed within ten (10) business days of the occurrence of such event, or (ii) that the Collateral has not been replaced with an equivalent number of shares of the Pledgor that are free and clear of all encumbrances, mortgages, liens or other security interests within ten (10) business days of the occurrence of such event.

        7. RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default or any applicable grace period, the Obligations shall immediately become due and payable in full without notice or demand. Secured Party shall have all rights and remedies provided by the Uniform Commercial Code in effect in the State of New York on the date hereof. In addition to, or in conjunction with, or substitution for such rights and remedies, Secured Party may at any time and from and after the oc-currence of an Event of Default hereunder:

          (a) foreclose the se-curity interest created herein by any available judicial procedure, or take possession of the Collateral, or any portion thereof, with or without judicial process, and the Pledging Party agrees not to resist or interfere therewith;

          (b) sell or otherwise dispose of all or any part of the Collateral in the Pledging Party's name or in its own name, or in the name of such party as Secured Party may designate, either at public or private sale (at which Secured Party shall have the right to purchase), for cash or for credit, with or without re-presentations or warranties, and upon such other terms as Secured Party, in its sole reasonable discretion, may deem advisable; and ten (10) days' written notice of such public sale date or dates after which private sale may occur, or such lesser period of time in the case of an emergency, shall constitute reasonable notice hereunder;

          (c) execute and deliver documents of title, certificates of origin, or other evidence of payment, shipment or storage of any Collateral or proceeds on behalf of and in the name of the Pledging Party;

          (d) remedy any default by Debtor hereunder, without waiving such default, and any moneys expended in so doing shall be chargeable with interest to Debtor and added to the Obligations secured hereby; and

          (e) apply for an injunction to restrain a breach or threatened breach of this Agreement by Debtor;

          (f) If after the Event of the Default, Secured Party shall foreclose upon the security interest in the Collateral, Debtor shall pay to Secured Party, as compensation reasonable attorneys' fees.

        8. CUMULATIVE RIGHTS All rights, remedies and powers granted to Secured Party herein, or in any instrument or document related hereto, or provided or implied by law or in equity shall be cumulative and may be exercised singly or concurrently on any one or more occasions.

        9. DEBTOR'S REPRESENTATIONS AND WARRANTIES Debtor hereby represents and warrants to Secured Party that:

          (a) Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions here-in contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court of governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed or trust, agreement or other instrument to which Debtor is a party or by which Debtor may be bound, or result in the creation or imposition of any lien, claim or encumbrance upon any property of Debtor;

          (b) Debtor and/or the Pledging Party, as the case may be, has or shall have the power to execute, deliver and perform the provisions of this Agreement and all instruments and documents delivered or to be delivered pursuant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execution, delivery and performance of this Agreement and all such instruments and documents;

          (c) Debtor and/or the Pledging Party, as the case may be, is or shall be the legal and equitable owner of the Collateral, free and clear of all security interests, liens, claims and encumbrances of every kind and nature, except as would be disclosed by a search of public records;

          (d) No default exists, and no event which with notice or the passage of time, or both, would constitute a default under the Collateral by any party thereto, and there are no offsets, claims or defenses against the obligations evidenced by the Collateral.

        10. NOTICES. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently given or made if given by personal service or by certified or registered mail, return receipt requested, addressed, if to Secured Party, at Secured Party's address first above written, or if to Debtor, at Debtor's address first above written. Either party may change its address by like notice to the other party.

        11. MODIFICATION AND WAIVER. No modification or waiver of any provision of this Agreement, and no consent by Secured Party to any breach thereof by Debtor, shall be effective unless such modification or waiver shall be in writing and signed by Secured Party, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between Debtor and Secured Party in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

        12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        13. MISCELLANEOUS. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York without giving effect to conflict of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
SECURED  PARTY:

SAPPHIRE  DEVELOPMENTS  LIMITED
BY: /S/  PETER  SPRING
    ------------------
NAME:  PETER  SPRING

TITLE:  VICE-PRESIDENT

DEBTOR:

GLOBAL  REALTY  DEVELOPMENT  CORP

BY: /S/  ROGER  CHARLES  DAVIS
    --------------------------

NAME:  ROGER  CHARLES  DAVIS

POSITION:


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Signature of Witness

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(Print) Full Name of Witness

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Address of Witness